UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 20, 2011

ASTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On July 26, 2011, Astex Pharmaceuticals, Inc. (“Astex Pharmaceuticals” or the “Company,” formerly known as SuperGen, Inc.) filed a report on Form 8-K to report the completion of the acquisition of all of the outstanding shares of Astex Therapeutics Limited (“ATL”), which was completed on July 20, 2011.  At that time, Astex Pharmaceuticals stated in such Form 8-K that it intended to file the required pro forma financial information within 71 days from the date that such Form 8-K was required to be filed.  By this amendment to such Form 8-K, the Registrant is amending and supplementing Item 9.01 thereof to include the required pro forma financial information.

Item 9.01  Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet at June 30, 2011 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 presented herein are based on the historical financial statements of Astex Pharmaceuticals and ATL after giving effect to the acquisition of ATL by Astex Pharmaceuticals using the acquisition method of accounting and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of June 30, 2011 gives effect to the acquisition of ATL by Astex Pharmaceuticals as if it occurred on June 30, 2011 and combines the historical balance sheets of Astex Pharmaceuticals and ATL as of June 30, 2011.  The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 give effect to the acquisition of ATL by Astex Pharmaceuticals as if it occurred on January 1, 2010, and combine the historical results of Astex Pharmaceuticals and ATL for the year ended December 31, 2010 and the six months ended June 30, 2011.

The Astex Pharmaceuticals balance sheet and statement of operations information as of and for the six months ended June 30, 2011 was derived from its unaudited condensed consolidated financial statements included in its Form 10-Q for the quarterly period ended June 30, 2011, incorporated by reference herein.  The Astex Pharmaceuticals statement of operations information for the year ended December 31, 2010 was derived from its audited consolidated financial statements included in its Form 10-K for the year ended December 31, 2010, incorporated by reference herein.

The ATL balance sheet and statement of operations information as of and for the six months ended June 30, 2011 was derived from its unaudited financial statements as of June 30, 2011, and its statement of operations information for the year ended December 31, 2010 was derived from its audited financial statements as of and for the year ended December 31, 2010, previously filed with the Securities and Exchange Commission by Astex Pharmaceuticals in its Proxy Statement on May 2, 2011 and incorporated by reference herein.  Such financial information was converted from being prepared in accordance with International Financial Reporting Standards (IFRS) to being prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP), and translated from British Pounds Sterling into U.S. Dollars, only for purposes of these unaudited pro forma condensed combined financial statements.

Astex Pharmaceuticals has not completed a full, detailed valuation analysis necessary to determine the fair values of ATL’s assets acquired and liabilities assumed.  However, a preliminary valuation of certain intangible assets was performed related to in-process research and development, developed technology and collaboration and license agreements, as well as deferred revenue, deferred acquisition consideration, and assumed and replaced stock awards.  This preliminary valuation was performed as of June 30, 2011, the date on which the acquisition of ATL by Astex Pharmaceuticals occurred for purposes of the pro forma balance sheet.  Similarly, the estimated ATL acquisition consideration in these unaudited pro forma condensed combined financial statements was based on the number of shares of Astex Pharmaceuticals common stock outstanding and the market value of these shares as of June 30, 2011.  Accordingly, the unaudited pro forma condensed combined financial statements include only a preliminary estimate and allocation of acquisition consideration.  The final allocation of acquisition consideration may differ significantly from these preliminary estimates.  The actual acquisition accounting upon closing of the acquisition of ATL by Astex Pharmaceuticals will be based on the fair value of the consideration paid and fair values of ATL’s assets and liabilities as determined at the time of closing.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition of ATL by Astex Pharmaceuticals.  The unaudited pro forma condensed combined financial data also do not include any integration costs.  The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Astex Pharmaceuticals and ATL been a combined company during the specified periods.  The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Astex Pharmaceuticals included in its Annual Report on Form 10-K for the year ended December 31, 2010 incorporated by reference herein, and the historical financial statements of ATL for the year ended December 31, 2010, filed by Astex Pharmaceuticals in its Proxy Statement dated May 2, 2011, incorporated by reference herein.

ASTEX PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2011

(In thousands)

	Historical		Pro Forma
	Astex
	Pharmaceuticals	ATL(1)	Adjustments		Combined

ASSETS
Current assets:
Cash and cash equivalents	$30,028	$13,861	$(24,858)	C	$19,031
Marketable securities	95,129	11,440	—		106,569
Accounts receivable	—	3,879	(1,545)	M	2,334
Income tax receivable	—	1,241	—		1,241
Inventories	—	95	(95)	G	—
Prepaid expenses and other current assets	1,496	—	1,545	M	3,041
Total current assets	126,653	30,516	(24,953)		132,216

Marketable securities, non-current	3,465	—	—		3,465
Property, plant and equipment, net	3,857	3,487	—		7,344
Goodwill	731	—	45,428	L	46,159
Other intangible assets	—		95,697	K	95,697
Other assets	554	—	—		554
Total assets	$135,260	$34,003	$116,172		$285,435

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,181	$3,898	$(1,920)	M	$4,159
Accrued compensation	2,663	—	316	I	4,354
			681	J
			694	M
Deferred acquisition consideration	—	—	10,092	D	10,092
Other accrued liabilities	693	—	974	F	2,893
			1,226	M
Deferred revenue	509	8,159	(6,544)	H	2,124
Deferred tax liability	—	—	3,298	N	3,298
Total current liabilities	6,046	12,057	8,817		26,920

Deferred rent, non-current	21	—	—		21
Warrant liability	—	—	307	O	307
Deferred acquisition consideration, non-current	—	—	17,824	D	17,824
Deferred tax liability, non-current	—	—	12,347	N	12,347
Deferred revenue, non-current	1,175	5,784	(5,784)	H	1,175
Total liabilities	7,242	17,841	33,511		58,594

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	32	(32)	A	—
Common stock	60	8	(8)	A	93
			33	B
Additional paid in capital	461,091	130,981	(130,981)	A	560,815
			96,377	B
			3,347	E
Accumulated other comprehensive income	786	82	(82)	A	786
Accumulated deficit	(333,919)	(114,941)	114,941	A	(334,853)
			(934)	F
Total stockholders’ equity	128,018	16,162	82,661		226,841
Total liabilities and stockholders’ equity	$135,260	$34,003	$116,172		$285,435

(1)          ATL historical financial statements have been prepared using its reporting currency of British Pounds Sterling.  For purposes of these unaudited pro forma financial statements, the ATL balance sheet has been translated into U.S. dollars using the conversion rate in effect on June 30, 2011 (1.6018).

See accompanying notes to the unaudited pro forma condensed combined financial statements

ASTEX PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(In thousands, except per share amounts)

	Historical		Pro Forma
	Astex Pharmaceuticals	ATL(1)	Adjustments		Combined
Revenues:
Royalty revenue	$52,463	$—	$—		$52,463
Development and license revenue	509	13,960	(5,317)	W	9,152
Total revenues	52,972	13,960	(5,317)		61,615
Operating expenses:
Research and development	28,394	20,513	77	Q	56,804
			(187)	S
			498	T
			7,509	U
General and administrative	9,442	4,718	(903)	R	13,360
			(63)	S
			166	T
Gain on sale of products	(750)	—	—		(750)
Total operating expenses	37,086	25,231	7,097		69,414
Income (loss) from operations	15,886	(11,271)	(12,414)		(7,799)
Interest income	182	295	—		477
Other income (expense)	244	(188)	(1,305)	P	(1,249)
Income (loss) before income tax benefit (provision)	16,312	(11,164)	(13,719)		(8,571)
Income tax benefit (provision)	(39)	3,851	3,729	V	7,541
Net income (loss)	$16,273	$(7,313)	$(9,990)		$(1,030)
Net income (loss) per common share:
Basic	$0.27	$(0.30)			$(0.01)
Diluted	$0.27	$(0.30)			$(0.01)
Weighted average shares outstanding:
Basic	60,287	24,612			92,635
Diluted	60,635	24,612			92,635

(1)                                  ATL historical financial statements have been prepared using its reporting currency of British Pounds Sterling.  For purposes of these unaudited pro forma financial statements, the ATL Statement of Operations has been translated into U.S. Dollars using the average conversion rate in effect during 2010 (1.5458).

See accompanying notes to the unaudited pro forma condensed combined financial statements

ASTEX PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2011

(in thousands, except per share amounts)

	Historical		Pro Forma
	Astex Pharmaceuticals	ATL(1)	Adjustments		Combined
Revenues:
Royalty revenue	$28,510	$—	$—		$28,510
Development and license revenue	254	12,056	(3,367)	W	8,943
Total revenues	28,764	12,056	(3,367)		37,453
Operating expenses:
Research and development	15,985	12,165	32	Q	32,028
			(102)	S
			193	T
			3,755	U
General and administrative	7,152	3,726	(4,290)	R	6,618
			(34)	S
			64	T
Gain on sale of products	(700)	—	—		(700)
Total operating expenses	22,437	15,891	(382)		37,946
Income (loss) from operations	6,327	(3,835)	(2,985)		(493)
Interest income	106	46	—		152
Other income (expense)	10	—	(446)	P	(436)
Income (loss) before income tax benefit (provision)	6,443	(3,789)	(3,431)		(777)
Income tax benefit (provision)	(50)	1,396	1,964	V	3,310
Net income (loss)	$6,393	$(2,393)	$(1,467)		$2,533
Net income (loss) per common share:
Basic	$0.11	$(0.10)			$0.03
Diluted	$0.10	$(0.10)			$0.02
Weighted average shares outstanding:
Basic	60,382	24,844			92,734
Diluted	61,044	24,844			104,512

(1)                                  ATL historical financial statements have been prepared using its reporting currency of the British Pounds Sterling.  For purposes of these unaudited pro forma financial statements, the ATL Statement of Operations has been translated into U.S. Dollars using the average conversion rate in effect during the six months ended June 30, 2011 (1.6160).

See accompanying notes to the unaudited pro forma condensed combined financial statements

ASTEX PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1.  Basis of Presentation

On April 6, 2011, Astex Pharmaceuticals, Inc. (“Astex Pharmaceuticals” or the “Company”), formerly known as SuperGen, Inc., entered into an Implementation Agreement (the “Implementation Agreement”) with Astex Therapeutics Limited, a U.K. corporation (“ATL”), by which Astex Pharmaceuticals would acquire ATL (the “Transaction”).  The Implementation Agreement was unanimously approved by the Boards of Directors of both companies.  The Transaction was completed on July 20, 2011.  After the Transaction, the Company changed its name from SuperGen, Inc. to Astex Pharmaceuticals, Inc. and listed its shares under the NASDAQ symbol “ASTX.”  At the effective time of the Transaction, Astex Pharmaceuticals paid approximately $25 million in cash and issued shares in Astex Pharmaceuticals common stock representing nearly 35% of the total post-closing shares of Astex Pharmaceuticals.  Subsequently, Astex Pharmaceuticals is obligated to pay deferred consideration of $30 million, to be paid at the discretion of the combined company in stock, cash or a combination of stock and cash.

Because Astex Pharmaceuticals security holders prior to the Transaction own approximately 65% of the voting stock of the combined company after the Transaction and the management of Astex Pharmaceuticals retained a majority of key positions in the management of the combined company, Astex Pharmaceuticals is deemed to be the acquiring company, and the transaction will be accounted for under the acquisition method of accounting for business combinations.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting, as prescribed by Accounting Standards Codification (ASC) 805, Business Combinations, based on the historical financial statements of Astex Pharmaceuticals and ATL, with Astex Pharmaceuticals being the legal and accounting acquirer.  Certain reclassifications have been made to the historical financial statements to conform to the financial statement presentation to be adopted by the combined company.  These adjustments are related to the presentation of accounts receivable, accounts payable, accrued compensation and accrued liabilities.  In addition, ATL financial information was converted from being prepared in accordance with IFRS to being prepared in accordance with U.S. GAAP, and was converted from British Pounds Sterling into U.S. Dollars.

The total estimated acquisition consideration for the purchase of ATL was determined as of June 30, 2011, the date on which the acquisition of ATL by Astex Pharmaceuticals is deemed to have occurred for purposes of the unaudited pro forma condensed combined balance sheet.  The total estimated acquisition consideration is comprised of the market value of the common shares of Astex Pharmaceuticals, cash, and the fair values of the deferred consideration and ATL’s stock options and warrants assumed in the transaction.  Total consideration is as follows (in thousands):

Market value of Astex Pharmaceuticals common stock exchanged	$96,410
Cash	24,858
Deferred consideration in the form of cash or Astex Pharmaceuticals common stock	27,916
Options replaced	3,347
Warrants assumed	307
Total estimated acquisition consideration	$152,838

Deferred Consideration:  Deferred consideration represents $30 million which will be paid on or prior to January 20, 2014, in semi-annual installments.  The amount of each installment may vary depending on the amount of collaboration milestones that Astex Pharmaceuticals receives during each respective semi-annual period, with the initial £5 million and 50% of all subsequent milestones to be paid with the next scheduled semiannual installment.  The aggregate amount paid will equal $30 million regardless of the total amount of milestones received.  A minimum of $15 million will be paid by January 20, 2013.  The fair value of the deferred consideration was determined by estimating the timing and probabilities of milestone receipts and discounting the stream of installment payments using the Company’s incremental borrowing rate over the installment payment period.  Deferred consideration is classified as a liability and will be remeasured at fair value at each future reporting date.

Options:  Astex Pharmaceuticals issued to ATL employees options to replace the existing ATL options under the same terms and aggregate purchase price as the existing options.  The acquisition consideration includes fair value of the replaced options as attributable to the pre-acquisition service, which was estimated using the Black-Scholes pricing model and requires the input of highly subjective assumptions.  The following assumptions were used in estimating the fair value: expected option terms of 0.2 to 8.8 years; risk free interest rates of 0.6% to 3.2%; dividend yield of 0% and volatility of 42% to 70%.

Warrant Liability:  The warrant liability represents the fair value of ATL warrants to purchase 85,840 shares of ATL Series C convertible preferred stock as of June 30, 2011.  The warrants can be exercised at a price of £4.82 and expire in October 2017.  Upon exercise, the warrants will entitle the holder to receive that number of common shares of Astex Pharmaceuticals (2.16 shares per warrant) and that amount of cash ($1.66 per warrant) which would have been received had the warrants been exercised immediately prior to the consummation of the transaction.  The warrants are classified as a liability as their exercise price is denominated in British Pounds Sterling, and will be remeasured at fair value at each future reporting date.  The fair value of the warrants was estimated using the Black-Scholes pricing model and requires the input of highly subjective assumptions.  The following assumptions were used in estimating the fair value: expected warrant term of 6.25 years; risk free interest rate of 1.95%; dividend yield of 0% and volatility of 56%.

Under the acquisition method of accounting, the total estimated acquisition consideration as shown in the table above is allocated to the ATL tangible net assets and identifiable intangible assets acquired based on their estimated fair values as of the date of the closing of the transaction.

The estimated acquisition consideration and the preliminary allocation of the estimated acquisition consideration are, in part, based upon a preliminary management valuation, as described below.

Cash and cash equivalents, marketable securities and other tangible assets and liabilities:  The tangible assets and liabilities were valued at their respective carrying amounts, except for adjustments to inventories, deferred revenue, and other liabilities, as discussed below, as Astex Pharmaceuticals and ATL believe that these amounts approximate their current fair values.

Identifiable intangible assets:  Identifiable intangible assets acquired include developed technology, trademark, collaboration and license agreements, and in-process research and development.  The fair value of intangible assets is based on management’s preliminary valuation. Estimated useful lives (where relevant for the purposes of these pro forma statements) are based on the time periods during which the intangibles are expected to result in incremental cash flows to Astex Pharmaceuticals.

•                  Developed technology:  Developed technology represents the value associated with the Pyramid platform, an integrated fragment based drug discovery approach which defines a process by which a range of high-throughput biophysical and computational techniques are used to experimentally characterize the interactions of very low molecular weight compounds, or fragments, with their target proteins.  The fair value of developed technology was determined using a cost replacement approach.  Under the cost replacement approach, valuation is based on the premise that a prudent investor would pay no more for an asset than the amount for which the asset could be replaced or recreated.  The fair value of developed technology will be capitalized as of the acquisition date and subsequently amortized over an estimated useful life of seven years.

•                  Trademark:  The Company changed its name to Astex Pharmaceuticals, Inc. on September 9, 2011. Management believes the name of Astex is a recognized name in the industry and an established brand name.  The Income Approach using the “relief from royalty” method is a commonly used technique to value intangible assets when comparable licensing transactions are available to benchmark the royalty rate that could be expected to be generated by the subject asset. Using the relief from royalty method, the value of the Astex trademark has been estimated by determining the royalties the Company is relieved from paying because it owns the asset.  The fair value of the trademark will be capitalized as of the acquisition date and subsequently accounted for as an indefinite-lived intangible asset subject to impairment testing if an indicator of impairment exists.

•      In-process research and development:  In-process research and development represents incomplete ATL research and development projects.  Management estimated that $50.4 million of the acquisition consideration represents the fair value of acquired in-process research and development, primarily related to projects associated with ATL’s proprietary pipeline and certain partnered programs. The fair value of in-process research and development was determined using a cost replacement or income approach, including the application of probability factors related to the likelihood of success of the respective products reaching each remaining stage of clinical and regulatory development, including market commercialization. It also took into consideration information from ATL management and certain program-related documents and forecasts prepared by ATL management.  We used the income approach for partnered in-process research and development programs, as there are identifiable streams of income that can be attributed to the particular asset being valued.  The income approach explicitly recognizes that the fair value of an asset is premised upon the expected receipt of future economic benefits such as earnings and cash inflows.  Indications of value are developed by discounting these benefits to their present worth at a discount rate that reflects the current return requirements of the market adjusted for a probability factor related to the likelihood of receipt of the specific milestone payment. We used the cost replacement approach for proprietary non-partnered pipeline in-process research and development programs.  The fair value of in-process research and development will be capitalized as of the acquisition date and subsequently accounted as an indefinite-lived intangible asset until completion or abandonment of the associated research and development efforts.  Accordingly, during the development period after the completion of the acquisition of ATL by Astex Pharmaceuticals, these assets will not be amortized into earnings; instead these assets will be subject to impairment testing if an indicator of impairment exists.  Upon successful completion of the development process for an acquired in-process research and development project, determination as to the useful life of the asset will be made.  The asset would then be considered a finite-lived intangible asset and amortization of the asset into earnings over the estimated useful life of the asset would begin at that time.

•                  Collaboration and license agreements:  ATL is party to several collaboration and license agreements, whereby it has completed its research and development activities and is entitled to receive potential payments for sale or licensing of intellectual property.  Such payments include non-refundable contingent payments due when its licensees achieve certain defined research and development or commercial criteria, and royalties from sales of products, if any, by the licensees after the research and development is complete.  The fair value of the collaboration and license agreements was determined using the income approach.  The fair value of the collaboration agreements will be capitalized as of the acquisition date and subsequently accounted for as a finite-lived intangible asset.  Amortization of the asset into earnings will be recorded on a straight-line basis over an estimated useful life of five years, which is the period during which most cash flows under the collaboration agreements are expected to occur.

Goodwill:  Goodwill represents the excess of the preliminary acquisition consideration over the estimated fair values of net assets acquired.  Goodwill will not be amortized but will be tested for impairment at least annually or whenever certain indicators of impairment are present. In the future, if it is determined that goodwill is impaired, an impairment charge would be recorded at that time.

Net Deferred Tax Liability.  Deferred tax assets and liabilities reflect the net tax effects of temporary differences arising from acquisition accounting adjustments where book values of certain assets and liabilities differ from their tax bases.  Deferred tax assets and liabilities are measured by applying the currently enacted U.K. statutory tax rates which will be in effect when the timing differences are expected to reverse.

Pre-acquisition contingencies:  Astex Pharmaceuticals and ATL have not currently identified any pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated. If information becomes available to Astex Pharmaceuticals and ATL prior to the end of the measurement period (defined as 12 months after the closing of the transaction), which would indicate that a liability is probable and the amount can be reasonably estimated, such items will be subsequently included in the acquisition consideration allocation.

The preliminary allocation of the estimated acquisition consideration assuming the acquisition of ATL by Astex Pharmaceuticals had closed on June 30, 2011 is as follows (in thousands):

Amount
Cash and cash equivalents	$13,861
Marketable securities	11,440
Accounts receivable	2,334
Income tax receivable	1,241
Other current assets	1,545
Property and equipment	3,487
Accounts payable	(1,978)
Accrued compensation	(1,691)
Other accrued liabilities	(1,266)
Deferred revenue	(1,615)
Total tangible assets acquired and liabilities assumed	27,358
Intangible assets:
Developed technology	17,720
Trademark	2,669
In-process research and development	50,417
Collaboration and license agreements	24,891
Total intangible assets	95,697
Deferred tax liability	(15,645)
Goodwill	45,428
Total pro forma net assets acquired	$152,838

The final acquisition consideration allocation may change significantly from preliminary estimates.  The actual acquisition accounting upon closing of the transaction will be based on the fair value of the consideration paid and fair values of ATL’s assets and liabilities as determined at the time of closing.

2.  Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated acquisition consideration and to adjust amounts related to ATL’s tangible and identifiable intangible assets and liabilities to a preliminary estimate of their fair values.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows (dollar amounts in thousands):

A.                                   To record the elimination of ATL’s equity accounts of preferred stock, common stock, additional paid-in capital, accumulated other comprehensive income, and accumulated deficit.

B.                                     To record the fair value of Astex Pharmaceuticals common shares that would have been issued to ATL stockholders upon the assumed closing of the acquisition on June 30, 2011.

C.                                     To record cash that would have been paid to ATL stockholders upon the assumed closing of the acquisition on June 30, 2011.

D.                                    To record a liability for the fair value of deferred consideration to be paid to ATL stockholders upon the assumed closing of the acquisition on June 30, 2011.

E.                                      To record the fair value based measurement of ATL stock options and the fair value of the warrants assumed upon the assumed closing of the acquisition on June 30, 2011.

F.                                      To record Astex Pharmaceuticals and ATL estimated transaction costs payable in cash incurred upon the assumed closing of the acquisition on June 30, 2011.  Astex Pharmaceuticals transaction costs are included in accumulated deficit.

G.                                     To adjust  inventories to estimated fair values at June 30, 2011.

H.                                    To reduce ATL’s deferred revenues to estimated fair value at June 30, 2011.  The estimated fair value is based on costs required to fulfill the remaining performance obligations, plus an appropriate profit margin.

I.                                         To record estimated cash bonuses required to be paid to ATL Stock Incentive Plan participants upon the closing of the acquisition.

J.                                        To record bonuses payable to senior management upon the closing of the merger transaction.

K.                                    To record estimated fair values of identifiable intangible assets acquired as of June 30, 2011.

L.                                      To record goodwill from Astex Pharmaceuticals’ acquisition of ATL.

M.                                 To reclassify various ATL balances to conform to  Astex Pharmaceuticals’ presentation.

N.                                    To record a deferred tax liability related to fair value adjustments reflected in the allocation of the acquisition consideration, net of the change in valuation allowance triggered by the acquisition, related to ATL’s deferred tax assets.

O.                                    To record the fair value of unexercised ATL preferred stock warrants acquired as of June 30, 2011.

P.                                      To record accretion of deferred consideration.

Q.                                    To adjust ATL’s depreciation and amortization expense for property and equipment.

R.                                     To eliminate acquisition related expenses of Astex Pharmaceuticals and ATL.  These expenses are non-recurring and directly attributable to the acquisition, and as such are not reflected in the pro forma combined condensed statement of operations.

S.                                      To eliminate ATL’s historical stock-based compensation expense for the year ended December 31, 2010 and six months ended June 30, 2011.

T.                                     To record the estimated stock-based compensation expense for the year ended December 31, 2010 and six months ended June 30, 2011 related to Astex Pharmaceuticals stock options that replace ATL stock awards assumed in the acquisition.

U.                                    To record amortization expense for identifiable intangible assets for the year ended December 31, 2010 and the six months ended June 30, 2011.

V.                                     To record deferred income tax benefit from reversal of deferred tax liabilities.

W.                                To reflect reduction of revenue resulting from the reduction in deferred revenues upon closing of the transaction (see also adjustment H, above).

3.  Non-recurring Transaction Expenses

Astex Pharmaceuticals and ATL have incurred certain non-recurring expenses in connection with the transaction. These expenses are currently estimated as follows (in thousands):

Legal	$3,978
Investor and public relations	887
Audit and accounting support	929
Financial consulting and other	374
Total expenses	$6,168

The estimated future expenses totaling $974,000 that have not been incurred as of June 30, 2011 are reflected in the pro forma combined condensed balance sheet as of June 30, 2011 as an adjustment to other accrued liabilities (see Note 2, Pro Forma Adjustments, adjustment F above), but are not reflected in the pro forma condensed combined statements of operations, as they are not expected to have a continuing impact on operations.  Astex Pharmaceuticals and ATL’s non-recurring expenses in connection with this Transaction incurred in the year ended December 31, 2010, totaling $0.7 million and $0.2 million, respectively, are reflected as a pro forma adjustment to reduce general and administrative expenses in the pro forma condensed combined statement of operations for the year ended December 31, 2010 (see Note 2, Pro Forma Adjustments, adjustment R above).  Astex Pharmaceuticals and ATL’s non-recurring expenses in connection with this Transaction incurred in the six months ended June 30, 2011, totaling $2.6 million and $1.7 million, respectively, are reflected as pro forma adjustments to reduce general and administrative expenses in the pro forma condensed combined statement of operations for the six months ended June 30, 2011 (see Note 2, Pro Forma Adjustments, adjustment R above).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

	By:	/s/ MICHAEL MOLKENTIN
Michael Molkentin
Chief Financial Officer
Date: September 30, 2011